Exhibit (h)(3)(iii)

AMENDMENT NO. 3

EXPENSE LIMITATION AGREEMENT

AMENDMENT NO. 3 to the Expense Limitation Agreement, dated as of June 25, 2007, between AXA Equitable Life Insurance Company (“AXA Equitable” or the “Manager”) and AXA Enterprise Funds Trust (“Trust”).

The Manager and Trust hereby agree to modify and amend the Expense Limitation Agreement dated as of May 6, 2005, as amended (“Expense Limitation Agreement”), between them as follows:

1.	Removed Portfolios. The following Funds of the Trust are hereby deleted in their entirety from the Agreement:

• AXA Enterprise Capital Appreciation Fund	• AXA Enterprise Large Cap Growth Fund
• AXA Enterprise Deep Value Fund	• AXA Enterprise Mergers and Acquisitions Fund
• AXA Enterprise Equity Fund	• AXA Enterprise Money Market Fund
• AXA Enterprise Equity Income Fund	• AXA Enterprise Short Duration Bond Fund
• AXA Enterprise Government Securities Fund	• AXA Enterprise Small Company Growth Fund
• AXA Enterprise Growth and Income Fund	• AXA Enterprise Small Company Value Fund
• AXA Enterprise High-Yield Bond Fund	• AXA Enterprise Tax-Exempt Income Fund
• AXA Enterprise International Growth Fund

2.	Appendix A. Appendix A to the Agreement, which sets forth the maximum annual operating expense limit with respect to each Fund of the Trust, is hereby replaced in its entirety by Appendix A attached hereto.

Except as modified and amended hereby, the Expense Limitation Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 3 as of the date first above set forth.

AXA ENTERPRISE FUNDS TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Brian Walsh	By:	/s/ Steven M. Joenk
	Brian Walsh		Steven M. Joenk
	Chief Financial Officer and Treasurer		Senior Vice President

SCHEDULE A

AMENDMENT NO. 3

EXPENSE LIMITATION AGREEMENT

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

Fund Name	Total Expense Limited to (% of daily net assets)
		(including amounts payable pursuant to Rule 12b-1)
	All Classes	Class A	Class B	Class C	Class Y
AXA Enterprise Global Financial Services	1.30%	1.75%	2.30%	2.30%	1.30%
AXA Enterprise Socially Responsible Fund (formerly, AXA Enterprise Global Socially Responsive Fund)	1.30%	1.75%	2.30%	2.30%	1.30%